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EXHIBIT 99.1



PCOM



MEDIA  CONTACT:                                   INVESTOR  CONTACT:
---------------                                   ------------------
Greg  Berardi                                     Dan  Rumsey,
415-239-7826                                      408-866-3666
greg@bluemarlinpartners.com
---------------------------


               P-COM RAISES $1.5 MILLION IN EQUITY-BASED FINANCING
    ________________________________________________________________________

CAMPBELL, CA (March 31, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced the closing of $1.5 million in convertible notes as part of a program to raise $5 million to $8 million in 2003.

The notes are convertible into P-Com common shares upon the completion of additional equity financing in an amount equal to at least $3 million. As part of the financing, P-Com has loaned SPEEDCOM Wireless Corporation $400,000 in the form of a two-year 10 percent note convertible into common shares of SPEEDCOM.

In connection with P-Com's program to obtain additional financing in 2003, the company currently anticipates that it will continue its consolidation strategy, which may include the acquisition of additional companies, including SPEEDCOM, and is designed to improve P-Com's financial position and business opportunities. SPEEDCOM Wireless Corporation (OTCBB: SPWC) provides fixed wireless broadband solutions to customers around the world and is based in Sarasota, Florida.

"This new equity financing provides P-Com with additional working capital as the company focuses on its current business and executes its consolidation strategy," said P-Com Chairman George Roberts. "This new round of financing, coupled with further acquisitions, will enable P-Com to provide our innovative product line to new and existing customers around the globe."

ABOUT  P-COM,  INC.
-------------------
P-Com, Inc. develops, manufactures, and markets point-to-multipoint, point-to-point, and spread spectrum wireless access systems to the worldwide telecommunications market, and through its wholly owned subsidiary, P-Com Network Services, Inc., provides related installation support, engineering, program management and maintenance support services to the telecommunications industry in the United States. P-Com's broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com's point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.comor call (408) 866-3666.
        -----


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ABOUT  SPEEDCOM
---------------
SPEEDCOM Wireless Corporation is a multinational fixed wireless broadband solutions company based in Sarasota, Florida. The company maintains additional offices in Barcelona, Sao Paulo, Shanghai and Singapore. SPEEDCOM's Wave Wireless division (www.wavewireless.com) is an innovator and manufacturer of a
                    ----------------------
variety of broadband wireless products, including the award-winning SPEEDLAN family of wireless Ethernet routers. Broadband Internet service providers, telecommunication operators, and private organizations in more than 80 countries use SPEEDCOM's solutions to provide "backbone" and/or "last-mile" wireless connectivity at speeds from 11 Mbps up to 155 Mbps over distances of 25 miles or more. More information is available at (www.speedcomwireless.com).
                                              ------------------------

SPEEDCOM  SAFE  HARBOR  STATEMENT
This press release contains forward-looking statements that involve risks and uncertainties. Actual events may differ from forward-looking statements for a number of reasons, including but not limited to, failure of customers to purchase Wave products, as well as other factors discussed from time to time in our SEC filings (available on EDGAR or for free at www.sec.gov). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimate or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to SPEEDCOM on the date thereof.

P-COM  SAFE  HARBOR  STATEMENT
Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital, the ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the telecommunications equipment and services sector, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them, introduction of new products, commercial acceptance and viability of new products, cancellations of orders without penalties, pricing and competition, reliance upon subcontractors, the ability of P-Com's customers to finance their purchases of P-Com's products and/or services, the timing of new technology and product introductions, and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

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